UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2024

KEYSIGHT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36334	46-4254555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Fountaingrove Parkway, Santa Rosa, CA	95403
(Address of principal executive offices)	(Zip Code)

(800) 829-4444

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	KEYS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 8.01 of this Report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On October 9, 2024, Keysight Technologies, Inc. (the “Company”) issued $600,000,000 aggregate principal amount of its 4.950% Notes due 2034 (the “Notes”) pursuant to its effective shelf registration statement on Form S-3 (File No. 333-282431) (the “Shelf Registration Statement”). The Notes were sold pursuant to an underwriting agreement with BNP Paribas Securities Corp., Citigroup Global Markets Inc. and BofA Securities, Inc. as representatives of the several underwriters.

The Notes were issued under an indenture, dated as of October 9, 2024 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of October 9, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including to repay its outstanding $600,000,000 of 4.550% Senior Notes due 2024 which mature on October 30, 2024.

Interest on the Notes accrues at a rate of 4.950% per annum. Interest accrues from the most recent interest payment date to or for which interest has been paid or duly provided for, payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2025. The Notes will mature on October 15, 2034. The Notes are unsecured, unsubordinated obligations of the Company and rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of the Company, including any indebtedness the Company may incur from time to time under its senior revolving credit facility and its senior unsecured 364-day bridge loan facility.

The Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, upon at least 10 days’, but not more than 60 days’, prior notice. If the Notes are redeemed prior to July 15, 2034 (the date that is three months prior to the maturity date of the Notes) (the “Par Call Date”), it will pay a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed plus, in either case, accrued and unpaid interest thereon to the redemption date. In addition, if the Notes are redeemed on or after the Par Call Date, the redemption price will equal 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date.

Upon the occurrence of certain events related to a change of control, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

Subject to certain qualifications and exceptions, the Indenture limits the ability of the Company and its subsidiaries to create or permit to exist liens with respect to principal properties and to enter into sale and leaseback transactions with respect to principal properties, and limits the Company’s ability to merge or consolidate with any other entity or convey, transfer or lease the Company’s properties and assets substantially as an entirety.

The Indenture also provides for certain customary events of default (subject, in certain cases, to receipt of notice of default and/or customary grace or cure periods).

Copies of the Base Indenture, the First Supplemental Indenture and the form of global note for the Notes are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively, and each is incorporated by reference herein and in the Shelf Registration Statement. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the Base Indenture, the First Supplemental Indenture and the form of global note for the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of October 9, 2024, between Keysight Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee

4.2	First Supplemental Indenture, dated as of October 9, 2024, between Keysight Technologies, Inc. and US. Bank Trust Company, National Association, as trustee

4.3	Form of 4.950% Notes due 2034 (included in Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

Date: October 9, 2024	By:	/s/ Jeffrey K. Li
Jeffrey K. Li
Senior Vice President, General Counsel and Secretary